UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

——————

FORM 8-K

——————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

——————

Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

——————

Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 1000, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2023, Duos Technologies Group, Inc. (the “Company”) held its 2023 annual meeting of stockholders (the “Annual Meeting”). The record date (the “Record Date”) for the Annual Meeting was March 27, 2023. As of the Record Date, the Company had issued and outstanding 7,162,174 shares of common stock, par value $0.001 per share (the “Common Stock”), 1,299 shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and 4,000 shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”).

Represented at the Annual Meeting, in person or by proxy, were the holders of 6,583,315 shares of Common Stock, 1,299 shares of Series D Preferred Stock and 4,000 shares of Series E Preferred Stock, thereby constituting a quorum. Each share of Common Stock had one vote. Each share of Series D Preferred Stock had 333 votes, up to the applicable beneficial ownership limitation, which is 19.99%. Each share of Series E Preferred Stock had 333 votes, subject to the applicable beneficial ownership limitation, which is 19.99%. Because of the beneficial ownership limitations applicable to specific holders of the Series D Preferred Stock and Series E Preferred Stock, the total votes eligible to be cast at the Annual Meeting were 187,500 for the shares of Series D Preferred Stock and none for the shares of Series E Preferred Stock.

The matters that were voted on at the Annual Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions as to such matters, where applicable, are set forth below. Of the shares of Common Stock present at the Annual Meeting, 1,164,523 shares were broker non-votes, and were not included in any of the figures below, except for the vote in favor of the ratification of the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2023.

Proposal No. 1. To elect four directors to hold office for a one-year term and until each of their successors is elected and qualified.

	Votes For	Votes Withheld
Charles P. Ferry	5,405,599	13,193
Kenneth Ehrman	5,133,972	284,820
Ned Mavrommatis	5,359,036	59,756
James Craig Nixon	5,359,091	59,701

The holders of the Series D Preferred Stock voted in favor of each nominee and the Votes For totals include the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 2. To approve, for purposes of Nasdaq Listing Rule 5635(d) and as required by the terms of the Series D Preferred Stock, the issuance of shares of our Common Stock issuable upon conversion of the shares of Series D Preferred Stock.

Votes For	Votes Against	Abstentions
5,390,229	26,926	1,637

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 3. To approve an Employee Stock Purchase Plan.

Votes For	Votes Against	Abstentions
5,239,037	178,138	1,617

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 4. To approve a modification of the previously-approved 2021 Equity Incentive Plan.

Votes For	Votes Against	Abstentions
5,256,458	119,952	42,382

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

Proposal No. 5. To ratify the appointment of Salberg & Company, P.A. as our independent certified public accounting firm for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions
6,549,072	15,873	18,370

The holders of the Series D Preferred Stock voted in favor of this proposal and the Votes For total includes the votes cast by the holders of Common Stock and the eligible votes cast by the holders of the Preferred Stock.

As a result of the above votes, all director nominees were elected and Proposal Nos. 2, 3, 4 and 5 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: May 19, 2023	By:	/s/ Andrew W. Murphy
Andrew W. Murphy Chief Financial Officer